                                  EXHIBIT 99.01

             UTILITY SUBSIDIARIES OF XCEL ENERGY CAUTIONARY FACTORS

The Private Securities Litigation Reform Act provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements are made in written documents and oral presentations of the Utility Subsidiaries of Xcel Energy. These statements are based on management's beliefs as well as assumptions and information currently available to management. When used in the Utility Subsidiaries of Xcel Energy's documents or oral presentations, the words "anticipate," "estimate," "expect," "projected," objective," "outlook," "forecast," "possible," "potential" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Utility Subsidiaries of Xcel Energy's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

- Economic conditions, including their impact on capital expenditures and the ability of the Utility Subsidiaries of Xcel Energy to obtain financing on favorable terms, inflation rates and monetary fluctuations;

-    Business conditions in the energy business;

-    Demand for electricity in the nonregulated marketplace;

- Trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where the Utility Subsidiaries of Xcel Energy have a financial interest;

- Customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

- Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, Xcel Energy or any of its subsidiaries; or security ratings;

- Factors affecting utility and nonutility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline constraints;

- Employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

-    Increased competition in the utility industry;

- State, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates; structures and affect the speed and degree to which competition enters the electric and gas markets; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

- Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

- Nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

-    Social attitudes regarding the utility and power industries;

-    Risks associated with the California power market;

- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

- Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

- Significant slowdown in growth or decline in the U.S. economy, delay in growth or recovery of the U.S. economy or increased cost for insurance premiums, security and other items as a consequence of the Sept. 11, 2001 terrorist attacks;

- Factors associated with nonregulated investments, including conditions of final legal closing, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations; and

- Other business or investment considerations that may be disclosed from time to time in the Utility Subsidiaries of Xcel Energy's SEC filings or in other publicly disseminated written documents.

The Utility Subsidiaries of Xcel Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

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